Exhibit 99.1

Granite Point Mortgage Trust Inc. Secures $300 Million Strategic Financing

Enhances Liquidity Position, Diversifies Financing Sources and Provides Access to Additional Funds

NEW YORK, September 28, 2020 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) (“GPMT,” “Granite Point” or the “Company”) announced today the closing of a strategic financing of up to $300 million, in the form of five-year senior secured term loan facilities and warrants to purchase GPMT common stock, from funds managed by a leading global investment management firm.

“Our new financing clearly reflects the strength of our business and investment portfolio, while bolstering our ability to actively manage our balance sheet and navigate the current market environment,” said Jack Taylor, President, Chief Executive Officer and Director of Granite Point. “This transaction further enhances our liquidity position, diversifies our financing sources and provides access to additional funds at our option. With this flexible financing, we are better positioned to continue successfully executing our strategy to generate long-term value for stockholders, while opportunistically and profitably growing our business.”

Transaction Details

Loans drawn under the $300 million senior secured term loan facilities have a maturity of five years and carry a cash-interest coupon of 8% per annum. GPMT will draw $225 million of initial term loans (before deducting transaction-related expenses). As part of this financing, GPMT has issued six-year net-share-settled warrants to purchase up to approximately 6.066 million shares of its common stock at an exercise price of $6.47 per share (subject to certain potential adjustments). Granite Point has an option to draw up to $75 million of additional term loans at any time prior to March 25, 2021 (which date may be extended to September 25, 2021 at GPMT’s option). A portion of the warrants exercisable for approximately 1.516 million shares of GPMT’s common stock shall be subject to vesting on a pro rata basis as draws occur under such additional term loans and forfeiture in the event no draws occur. The Company has the option to settle any of the exercised warrants in cash. Proceeds from this financing will be used for general corporate purposes.

Additional details regarding the financing and related matters are contained in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov.

Evercore served as Granite Point’s financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as GPMT’s legal advisor.

About Granite Point Mortgage Trust Inc.

Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P. Additional information is available at www.gpmtreit.com.

Forward-Looking Statements

This release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. GPMT’s actual results may differ from its beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular due to the uncertainties created by the COVID-19 pandemic, including its impact of COVID-19 on the Company’s business, financial performance and operating results. The Company’s expectations, beliefs and estimates are expressed in good faith and it believes there is a reasonable basis for them. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued impact of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

This release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Additional Information

Stockholders of Granite Point and other interested persons may find additional information regarding the company at the SEC’s website at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th floor, New York, NY 10036, telephone (212) 364-5500.

Contact

Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

Media: Jonathan Keehner / Andrew Siegel, Joele Frank, Wilkinson Brimmer Katcher, (212) 355-4449.